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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-02418 of Smith Micro Software, Inc. on Form S-8 of our reports dated February 8, 2000, appearing in this Annual Report on Form 10-K of Smith Micro Software, Inc. for the fiscal year ended December 31, 1999.



DELOITTE & TOUCHE LLP

Costa Mesa, California
March 28, 2000